UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 4, 2022
Date of Report (Date of earliest event reported)

Friendable, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008
(Address of principal executive offices) (Zip Code)

(855) 473-7473
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (this “Amendment”) is being filed by Friendable, Inc., a Nevada corporation (“Company”) for the purpose of amending Item 2.01 Completion of Acquisition or Disposition of Assets and Item 9.01 Financial Statements and Exhibits of that certain Current Report on Form 8-K originally filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on January 10, 2022 (the “Original Form 8-K”) in connection with the completion of the acquisition of the assets of Artist Republik, Inc. ( “Artist Republik”). As indicated in the Original Form 8-K, this Amendment is being filed to provide the financial statements and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K, which were not previously filed with the Original Form 8-K as permitted by the rules of the SEC.

Item 2.01. Completion of Acquisition or Disposition of Assets

This Amendment to a Current Report on Form 8-K/A supplements the Current Report on Form 8-K filed with the SEC on January 10, 2022, regarding the purchase of substantially all of the assets of Artist Republik. The purpose of this Amendment is to file the financial statements of Artist Republik and the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Artist Republik’s financial statements for the year ended December 31, 2020, the related notes, and the related report of independent registered public accounting firm, as set forth in their report thereon, together with the unaudited financial statements for the nine months ended September 30, 2021 and related notes, are incorporated herein by reference as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: March 18, 2022	By: /s/ Robert Rositano Jr.
Robert Rositano
CEO

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